Exhibit 3.2

BY-LAWS

OF

INTERNATIONAL CCE INC.

As amended and restated through April 23, 2010

BY-LAWS

OF

INTERNATIONAL CCE INC.

(hereinafter called the “Corporation” or the “Company”)

ARTICLE I

OFFICES

Section 1. Registered Office. The Corporation’s registered Office shall be in the City of Wilmington, New Castle County, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

SHAREHOLDERS

Section 1. Place, Date and Time of Annual Meeting. Annual meetings of shareholders of International CCE Inc. (the “Corporation” or “Company”) shall be held at such place, date and time as shall be designated from time to time by the Board of Directors, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, by means of remote communication. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 12 may be transacted.

Section 2. Special Meeting. Special meetings of the shareholders for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Special meetings shall be held at the place, date and time fixed by the Secretary.

Section 3. Quorum. The holders of a majority in voting power of the issued and outstanding shares of stock of the Company, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders. The shareholders at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 4. Voting. Each holder of common stock of the Company entitled to vote shall be entitled to one (1) vote for each share held on each matter submitted to a vote. The vote for the election of directors shall be by ballot. At all meetings of shareholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast in the election for such directors. If a quorum is present, any other matter submitted for a vote shall be determined by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, unless a greater vote is required by the Certificate of Incorporation or Delaware law.

Section 5. Proxies. A shareholder entitled to vote at a meeting of shareholders may vote in person or by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date of creation, unless the proxy provides for a longer period of time.

Section 6. Adjournment of Meetings. In the absence of a quorum or for any other reason, the chairman of the meeting may adjourn the meeting from time to time. If the adjournment is not for more than thirty (30) days, the adjourned meeting may be held without notice other than an announcement at the meeting of the date, time and place of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally called.

Section 7. Notice of Shareholder Meeting. Notice, stating the place, date, and time, and in the case of a special meeting, the purpose of the shareholders meeting shall be given by the Secretary or Assistant Secretary not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting.

Section 8. Conduct of Business. The Chairman of the Board of Directors shall preside at all meetings of shareholders and determine the order of business and procedures to be followed at the meeting, including the manner of voting and the conduct of discussion. In the absence of, or in case of a vacancy in the office of, the Chairman of the Board of Directors, the Chief Executive Officer, or in his absence any Vice President in order of seniority in time in office, shall preside and determine the order of business and procedures to be followed at the meeting. The Secretary of the Company shall act as secretary at all meetings of the shareholders and in the Secretary’s absence, the presiding officer may appoint a secretary.

Section 9. Inspectors of Election. All votes by ballot at any meeting of shareholders shall be conducted by such number of inspectors of election as are appointed for that purpose by either the Board of Directors or by the presiding officer of the meeting. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. The inspectors of election shall determine the shares represented at the meeting and the validity of proxies and ballots, count the votes and ballots, certify their determination of same, and perform such other duties as instructed by the presiding officer or provided by applicable law. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors.

Section 10. Record Date.

(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of shareholders, nor more than sixty (60) days prior to the time for the other action described above; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining shareholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other lawful purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

(b) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 11. Stock List.

(a) A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholders and the number of shares registered in his, her or its name, shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting as required by law.

(b) The stock list shall also be open to the examination of any such shareholders during the whole time of the meeting as provided by law. The Corporation may look to this list as the sole evidence of the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

Section 12. Notice of Shareholder Business and Nominations.

(a) Nominations of persons for election to the Board of Directors of the Company and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Company’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any shareholder of the Company who was a shareholder of record of the Company both at the time the notice provided for in this Section 12 is delivered to the Secretary of the Company and at the time of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12. Clause (iii) shall be the exclusive means for a shareholder to nominate candidates for directors or propose other business for an annual meeting of shareholders (other than matters brought in compliance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting).

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this Section 12, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred-twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the close of business on the one hundred-twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the (x) ninetieth (90th) day prior to such annual meeting or (y) tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall an adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Such shareholder’s notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each a “Proposing Party”) (1) the name and address of the Proposing Party, (2) the class, series and number of shares of capital stock of the Company which are owned directly or indirectly, beneficially and of record by the Proposing Party, (3) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such Proposing Party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (5) any short interest in any security of the Corporation held by each such Proposing Party (for purposes of this Section 12(b), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (6) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such Proposing Party that are separated or separable from the underlying shares of the Corporation, (7) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which a Proposing Party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (8) any performance-related fees (other than an asset-based fee) that each such Proposing Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Proposing Party’s immediate family sharing the same household, (9) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination or proposal, (10) a representation whether the Proposing Party intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee or approve or adopt the proposal and/or otherwise solicit proxies from shareholders in support of such nomination or proposal, and (11) any other information relating to such Proposing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of any proposed nominee to serve as a director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Company of his, her or its intention to present a nomination or proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s nomination or proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting.

(c) Notwithstanding anything in the second sentence of paragraph (b) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(d) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record both at the time the notice provided for in this Section 12 is delivered to the Secretary of the Company and at the time of the meeting, who shall be entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 12. Clause (ii) shall be the exclusive means for a shareholder to make nominations for a special meeting of shareholders (other than matters brought in compliance with applicable rules and regulations promulgated under the Exchange Act and included in a proxy statement that has been prepared by the Company to solicit proxies for such special meeting). In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the shareholder’s notice required by paragraph (b) of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred-twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the (x) ninetieth (90th) day prior to such special meeting or (y) tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(e)(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to be elected at an annual or special meeting of shareholders of the Company to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law or the Certificate of Incorporation, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if it is determined that any proposed nomination or business is not in compliance with this Section 12 (including, without limitation, because the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited), or failed to so solicit (as the case may be), proxies in support of such shareholder’s nominee or proposal other than in compliance with such shareholder’s representation as required by clause (iii)(10) of Section (b) of this Section 12), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law or the Certificate of Incorporation, if the shareholder (or a qualified representative of the shareholder) does not appear in person or by proxy at the annual or special meeting of shareholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 12, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2) For purposes of this Section 12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and “group” shall be within the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided, however, that any references in this Section 12 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 12(a)(iii) and 12(d). Nothing in this Section 12 shall be deemed to affect any rights (i) of shareholders to request inclusion of nominations or proposals in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(f) A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal offices executive of the Corporation not later than five (5) business dates after the record date for determining the shareholders entitled to receive notice of the annual meeting.

ARTICLE III

DIRECTORS

Section 1. General Powers of Directors. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon it by these By-laws, the Board of Directors may exercise all such powers of the Company and do all such things which by law, by a legal agreement among shareholders, by the Certificate of Incorporation or by these By-laws are not required to be done by the shareholders.

Section 2. Number of Directors and Term of Office. The whole Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number to be set from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the directors which the Corporation would have if there were no vacancies. No decrease in the number of directors shall shorten the term of any incumbent director. In absence of the Board of Directors setting the number of directors, the number shall be 12. Each director, except in case of death, resignation, retirement, disqualification or removal, shall serve until the next succeeding annual meeting of shareholders and thereafter until his or her successor shall have been elected and qualified.

Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine from time to time.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the Secretary or by a majority of the directors by written request to the Secretary.

Section 5. Notice of Meetings. The Chairman, a Vice Chairman or the Secretary shall give notice of all meetings of the Board of Directors by mailing the notice at least five (5) days before each meeting or by giving notice of the meeting by telephone, facsimile, e-mail or other form of electronic transmission to the directors not later than one (1) day before the meeting. The notice shall state the time, date and place of the meeting, which shall be determined by the Chairman of the Board of Directors, or, in absence of the Chairman, by the Secretary of the Company, unless otherwise determined by the Board of Directors.

Section 6. Quorum and Voting. A majority of the directors holding office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business. Except as otherwise specifically required by Delaware law or by the Certificate of Incorporation of the Company or by these By-Laws, any action taken by the Board of Directors at any meeting at which a quorum is present shall be authorized by the affirmative vote of a majority of the directors present.

Section 7. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a written consent thereto shall be signed by all the directors or members of the committee and such written consent is filed with the minutes of the proceedings of the Board of Directors or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors at a duly called and duly constituted meeting.

Section 8. Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

Section 9. Participation by Conference Telephone. Members of the Board of Directors, or members of any committee of the Board of Directors, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 9 shall constitute presence in person at such a meeting.

Section 10. Chairman. The Board of Directors may elect a Chairman of the Board of Directors, who shall preside as chairman of all meetings of the directors and all meetings of the shareholders of the Company, and who shall perform such other duties as may be assigned from time to time by the Board of Directors. The Board of Directors may also elect one or more Vice Chairmen, who shall perform such duties as may be assigned from time to time by the Board of Directors. In the absence of, or in the case of a vacancy in the office of, the Chairman of the Board of Directors, the Vice Chairman shall preside. If there is more than one Vice Chairman, the Vice Chairman who is also an officer, or, if each is an officer, the Vice Chairman who is the senior officer, shall preside. In the absence of, or, in the case of vacancies in the offices of, Chairman and Vice Chairman of the Board of Directors, a chairman selected by the Board of Directors.

Section 11. Compensation of Directors. Members of the Board Directors and members of any committee thereof shall be entitled to such reasonable compensation and fees for their services as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board of Directors and any committee thereof, except that a director who is an officer or employee of the Company shall receive no compensation or fees for serving as a director or a committee member.

Section 12. Qualification of Directors. Each person who shall attain the age of 70 shall not thereafter be eligible for nomination or re-nomination as a member of the Board of Directors, provided that a person who has not attained the age of 71 shall be eligible to fill a vacancy caused by the retirement, removal or resignation of a director so long as said person does not stand for election upon the expiration of the term of the director whose office became vacant.

Section 13. Disqualification of Officer-Directors Who Cease to be Officers of the Company. Any director who was an officer of the Company at the time of his or her election or most recent reelection as a director shall cease to be qualified to continue to serve as a member of the Board of Directors, and his or her term of office as a director shall automatically cease, simultaneously when he or she ceases to be an officer of the Company; provided, however, that the foregoing shall not apply to any person who is serving as the Company’s Chairman of the Board.

Section 14. Resignation. Any director may resign at any time. Such resignation shall be made in writing or by electronic transmission to the Company and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Chairman of the Board of Directors or the Secretary. Unless otherwise stated in the resignation, the acceptance of a resignation shall not be necessary to make it effective.

Section 15. Vacancies and Newly Created Directorships. Unless otherwise required by law or the Certificate of Incorporation, and subject to the terms of any one or more classes or series of preferred stock of the Corporation, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors, other than a vacancy resulting from the removal of a director which may be filled in the first instance by the stockholders, may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office until the next succeeding annual meeting of shareholders and thereafter until his or her successor shall have been elected and qualified. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. Committees of the Board of Directors. The Board of Directors shall designate an Audit Committee, a Corporate Responsibility and Sustainability Committee, an Executive Committee, a Finance Committee, a Franchise Relationship Committee, a Governance and Nominating Committee, and a Human Resources and Compensation Committee and any other committees that the Board of Directors may deem to be advisable. Each committee of the Board of Directors shall have and may exercise the powers of the Board of Directors to the extent provided in its charter adopted by the Board of Directors in one or more resolutions, including, without limitation, the adoption by the Board of Directors of a chart of authority for the Company providing for the delegation of power or authority to a committee of the Board of Directors. Each committee shall consist of such number of directors as shall be determined from time to time by resolution of the Board of Directors. Each member of each committee shall satisfy any securities exchange independence requirements then in effect and applicable to the Corporation and such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously elect another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 2. Minutes. Each committee shall keep regular minutes of its meetings. All action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to approval and revision by the Board, provided that no legal rights of third parties shall be affected by such revisions.

Section 3. Election of Committee Members. The members of each committee shall be elected by the Board of Directors and shall serve until the first meeting of the Board of Directors after the annual meeting of shareholders and thereafter until their successors are elected and qualified or until the members’ earlier resignation or removal. The Board of Directors may designate the Chairman of each committee. Vacancies on any committee may be filled by the Board of Directors.

Section 4. Procedure/Quorum/Notice. The Chairman, Vice Chairman or a majority of any committee may call a meeting of that committee. A quorum of any committee shall consist of a majority of its members unless otherwise provided by resolution of the Board of Directors. The majority vote of a quorum shall be required for the transaction of business. The secretary of the committee or the chairman of the committee shall give notice of all meetings of the committee by mailing notice to the members of the committee at least five (5) days before each meeting or by giving notice by telephone, facsimile, e-mail or other form of electronic transmission to the members not later than one (1) day before the meeting. The notice shall state the time, date and place of the meeting. Each committee shall fix its other rules of procedure.

ARTICLE V

NOTICE AND WAIVER OF NOTICE

Section 1. Notice. Any notice required to be given to shareholders or directors under these By-Laws, the Certificate of Incorporation or by law may be given (a) by mailing the same, postage prepaid and addressed to the person entitled thereto, at such person’s address as it appears on the records of the Corporation and such notice shall be deemed to be given at the time of such mailing, or (b) as otherwise permitted under these By-Laws or by applicable law.

Section 2. Waiver of Notice. Whenever any notice is required to be given under these By-Laws, the Certificate of Incorporation or by law, a waiver thereof, signed or given by electronic transmission, by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors or a committee of directors need be specified in any waiver of notice.

ARTICLE VI

OFFICERS

Section 1. Officers of the Company. The officers of the Company shall be appointed or elected by the Board of Directors and shall include a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer, and any other officers as may from time to time be appointed by the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The Board of Directors shall consider the appointment or election of officers at the first meeting after every annual meeting of shareholders. Two or more offices may be held by the same person.

Section 2. Chairman of the Board. The Board of Directors may designate the position of Chairman of the Board of Directors as an officer of the Company. The Chairman of the Board shall have such powers and perform such duties as may be assigned by the Board of Directors. The Chairman of Board shall preside at all meetings of shareholders and the Board of Directors.

Section 3. Chief Executive Officer. The Chief Executive Officer shall have such powers and perform such duties as may be assigned by the Board of Directors or by the Chairman of the Board of Directors. In the absence or disability of the Chief Executive Officer, his or her duties shall be performed by such Vice Presidents as the Chairman of the Board of Directors or the Board of Directors may designate. The Chief Executive Officer shall have the power to make and execute contracts on the Company’s behalf and to delegate such power to others.

Section 4. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to the Vice President by the Board of Directors or the Chief Executive Officer. Each Vice President shall have the power to make and execute contracts on the Company’s behalf.

Section 5. Secretary. The Secretary shall keep minutes of all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept, minutes of all meetings of Committees of the Board of Directors, except where such responsibility is otherwise fixed by the Board of Directors. The Secretary shall issue all notices for meetings of the shareholders and Board of Directors and shall have charge of and keep the seal of the Company and shall affix the seal attested by the Secretary’s signature to such instruments or other documents as may properly require same. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer may require; and shall cause to be prepared, recorded, transferred, issued, sealed and cancelled certificates of stock or uncertificated shares as required by the transactions of the Company and its shareholders. The Secretary shall attend to such correspondence and such other duties as may be incident to the office of the Secretary or assigned to him by the Board of Directors or the Chief Executive Officer.

In the absence of the Secretary, an Assistant Secretary is authorized to assume the duties herein imposed upon the Secretary and any Assistant Secretary or other duly authorized officer may affix the seal of the Company to such instruments or other documents as may require the same.

Section 6. Treasurer. The Treasurer shall perform all duties and acts incident to the position of Treasurer, shall have custody of the Company funds and securities, and shall deposit all money and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be authorized, taking proper vouchers for such disbursements, and shall render to the Board of Directors, whenever required, an account of all the transactions of the Treasurer and of the financial condition of the Company. The Treasurer shall perform such other duties as may be assigned to the Treasurer by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the Chief Executive Officer.

In the absence of the Treasurer, an Assistant Treasurer is authorized to assume the duties herein imposed upon the Treasurer.

Section 7. Compensation. Officers of the Corporation shall receive such compensation for their services as may be authorized or ratified by the Board of Directors or the Compensation Committee of the Board of Directors. Election or appointment as an officer of the Corporation shall not of itself create a contract or other right to compensation for services.

Section 8. Removal. The Board of Directors may remove any officer at any time, with or without cause.

Section 9. Resignation. Subject to the terms of any contract governing such officer’s employment, any officer may resign at any time. Such resignation shall be made in writing or by electronic transmission to the Company and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Chairman of the Board of Directors or the Secretary. Unless otherwise stated in the resignation, the acceptance of a resignation shall not be necessary to make it effective.

Section 10. Voting of Securities by the Corporation. Unless otherwise provided by resolution of the Board of Directors, on behalf of the Corporation the chairman of the Board of Directors, chief executive officer, chief operating officer, chief financial officer, president, secretary, treasurer or any vice-president of the Corporation shall attend in person or by substitute appointed by him or her, or shall execute written instruments appointing a proxy or proxies to represent the Corporation at, all meetings of the stockholders of any other corporation, association or other entity in which the Corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the chairman of the Board, chief executive officer, chief operating officer, chief financial officer, president, secretary, treasurer or any vice-president of the Corporation, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the Corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the Board.

ARTICLE VII

CAPITAL STOCK

Section 1. Form and Execution of Certificates. The shares of the Company shall be represented by certificates in such form as shall be approved by the Board of Directors or such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both as determined by the Board of Directors. Every holder of stock represented by certificates (if any) shall be entitled to have a certificate signed by or in the name of the Company by the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares owned by such holder in the Company.

A facsimile of the seal of the Company may be used in connection with the certificates of stock of the Company, and facsimile signatures of the officers named in this Section may be used in connection with said certificates. In the event any officer whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued with the same effect as if such person were an officer at the date of issue.

Section 2. Record Ownerships. With respect to all issued shares of the Company, whether certificated or uncertificated, the names of the owners, the number of shares and the date of issue shall be entered in the books of the Company. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by Delaware law.

Section 3. Transfer of Shares. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which any of the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 4. Lost, Stolen or Destroyed Stock Certificates. Any person requesting issuance of a stock certificate in lieu of one alleged to be lost, stolen or destroyed shall give the Company an affidavit as to such person’s ownership of the certificate and of the facts which prove that it was lost, stolen or destroyed. The person shall also, if required by the Treasurer or Secretary of the Company, deliver to the Company a bond, sufficient to indemnify the Company against any claims that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate of stock or uncertificated share. The Chief Executive Officer, any Vice President, the Secretary or any Assistant Secretary of the Company is authorized to issue a new certificate of stock or uncertificated shares in place of such alleged lost, stolen or destroyed certificate, or to authorize any of the transfer agents and registrars to issue and register a new certificate of stock.

Section 5. Regulations. The Board of Directors from time to time may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares.

Section 6. Transfer Agent and Registrar. The Board of Directors may elect such transfer agents and registrars of transfers as it may deem necessary, and may require all stock certificates to bear the signature of either or both.

ARTICLE VIII

INDEMNIFICATION

Section 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent or in any other capacity while serving as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

Section 2. If a claim under Section 1 of this Article VIII is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall be deemed independent of, shall not be exclusive of, and shall not be deemed to be limited by or to limit, any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 5. The Corporation may, in its discretion, indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

Section 6. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

Section 7. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee, or agent of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall exist only after such person has exhausted all rights to indemnification and advancement of expenses from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise, and shall be reduced by any amount such person has collected or may collect as indemnification or advancement of expenses from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

Section 8. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

SEAL

The corporate seal shall be in the form adopted by the Board of Directors and shall contain the name of the Company, the year “2010”, and the words “CORPORATE SEAL, DELAWARE”, or any other words deemed appropriate by the Board of Directors.

ARTICLE X

BOOKS AND RECORDS

The Board of Directors shall have the power to determine which accounts, books and records of the Company shall be opened to the inspection of shareholders, except such as may by law be specifically open to inspection, and shall have the power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Company for each year shall end on December 31 in each year or shall end on such other date as may be determined by the Audit Committee from time to time.

ARTICLE XII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal these bylaws subject to the power of the shareholders of the Corporation to alter, amend or repeal the bylaws.

ARTICLE XIII

EMERGENCY BY-LAWS

Section 1. Emergency By-Laws. This Article XIII shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Company conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board of Directors or the Executive Committee thereof cannot be readily convened (an “Emergency”), notwithstanding any different or conflicting provision in the preceding Articles of these By-Laws or in the Certificate of Incorporation of the Company. To the extent not inconsistent with the provisions of this Article, the By-Laws provided in the preceding Articles and the provisions of the Certificate of Incorporation of the Company shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XIII shall cease to be operative.

Section 2. Meetings. During any Emergency, a meeting of the Board of Directors, or any committee thereof, may be called by any officer or director of the Company. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers, as defined in Section 3 hereof, as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 3. Quorum. At any meeting of the Board of Directors, or any committee thereof, called in accordance with Section 2 of this Article XIII, the presence or participation of two directors, one director and a Designated Officer or two Designated Officers shall constitute a quorum for the transaction of business.

The Board of Directors or the committees thereof, as the case may be, shall, from time to time but in any event prior to such time or times as an Emergency may have occurred, designate the officers of the Company in a numbered list (the “Designated Officers”) who shall be deemed, in the order in which they appear on such list, directors of the Company for purposes of obtaining a quorum during an Emergency, if a quorum of directors cannot otherwise be obtained.

Section 4. By-Laws. At any meeting called in accordance with Section 2 of this Article XIII, the Board of Directors or the committees thereof, as the case may be, may modify, amend or add to the provisions of this Article XIII so as to make any provision that may be practical or necessary for the circumstances of the Emergency.

Section 5. Liability. No officer, director or employee of the Company acting in accordance with the provisions of this Article XIII shall be liable except for willful misconduct.

Section 6. Repeal or Change. The provisions of this Article XIII shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of Section 5 of this Article XIII with regard to action taken prior to the time of such repeal or change.